Parkway Reports Full-Year And Fourth Quarter 2014 Results

ORLANDO, Fla., Feb. 9, 2015 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its full year and fourth quarter ended December 31, 2014.

Logo - http://photos.prnewswire.com/prnh/20030513/PARKLOGO

Highlights

  Leased a total of 3.3 million square feet in 2014 at $30.91 per square foot, representing the strongest year in leasing velocity in Parkway's history
  Executed 304,000 square feet of new leases during the fourth quarter 2014 at $35.98 per square foot
  Fourth quarter 2014 FFO of $0.31 per diluted share and Recurring FFO of $0.36 per diluted share
  Full-Year 2014 FFO of $1.34 per diluted share and Recurring FFO of $1.47 per diluted share
  Sold 525 North Tryon in Charlotte for $60 million and acquired One Buckhead Plaza in Atlanta for $157 million
  Received investment grade credit ratings of Baa3 and BBB- from Moody's Investors Service and Standard and Poor's Ratings Services, respectively

"With over 900,000 square feet of leasing completed, the fourth quarter capped off the strongest year of leasing activity in Parkway's history," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Our full-year 2014 leasing velocity was highlighted by 1.1 million square feet of leasing in our Houston portfolio, which we believe creates a roadmap to long-term value creation, while significantly lowering our exposure to near-term expirations. Further, we have continued to execute a proactive capital recycling strategy, underscored by seven asset sales, totaling $733 million, during 2014. Lastly, our recent investment grade credit ratings should enable us to lower our long-term cost of capital and increase financial flexibility."

For the fourth quarter 2014, funds from operations ("FFO") was $35.6 million, or $0.31 per diluted share for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Reported FFO during the fourth quarter 2014 includes the negative impact of one-time items totaling $6.5 million, or $0.05 per share, including a $2.9 million management contract intangible impairment charge, net of tax, a $2.1 million loss on extinguishment of debt in anticipation of the sale of Raymond James Tower, $1.2 million in acquisition costs, $881,000 in severance and realignment expenses primarily associated with the termination of Henry F. Pratt, III's employment, partially offset by other non-recurring items. Recurring FFO for the fourth quarter was $42.1 million, or $0.36 per diluted share for the Parkway Portfolio, and funds available for distribution ("FAD") was $14.4 million, or $0.12 per diluted share for the Parkway Portfolio.

For the year ended December 31, 2014, FFO was $143.9 million, or $1.34 per diluted share for the Parkway Portfolio. Reported FFO for full-year 2014 includes the negative impact of one-time items totaling $13.3 million, or $0.13 per share, which in addition to the above mentioned fourth-quarter non-recurring items, includes $5.1 million in transition costs primarily related to the fourth-quarter 2013 merger with Thomas Properties Group, Inc. and $2.3 million in acquisition costs, partially offset by other non-recurring items. Recurring FFO for the year ended December 31, 2014 was $157.2 million, or $1.47 per diluted share for the Parkway Portfolio, and FAD was $71.6 million, or $0.67 per diluted share for the Parkway Portfolio.

A reconciliation of FFO, recurring FFO and FAD to net income (loss) is included on page 13. Net income (loss), FFO, recurring FFO, and FAD for the three months ended December 31, 2014 and full-year 2014, as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)
	Three Months Ended December 31				Year Ended December 31
	2014		2013		2014		2013
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net Income (Loss) – Common Stockholders	$42,428	$0.38	$(8,557)	$(0.12)	$42,943	$0.42	$(29,687)	$(0.45)
Funds From Operations	$35,594	$0.31	$11,081	$0.15	$143,916	$1.34	$59,901	$0.90
Realignment Costs	$881	$0.00	$850	$0.01	$6,016	$0.06	$4,945	$0.07
Acquisition Costs	$1,200	$0.01	$10,347	$0.14	$3,463	$0.03	$13,122	$0.20
Impairment Loss on Contracts, Net of Tax	$2,905	$0.02	$-	$-	$2,905	0.03	$-	$-
Loss on Early Extinguishment of Debt	$2,066	$0.02	$645	$0.01	$2,405	0.02	$1,216	$0.02
Preferred Stock Redemption	$-	$-	$-	$-	$-	$-	$6,604	$0.10
Other Non-Recurring Items	$(595)	$0.00	$(162)	$0.00	$(1,462)	$(0.01)	$(1,841)	$(0.03)
Recurring Funds From Operations	$42,051	$0.36	$22,761	$0.31	$157,243	$1.47	$83,947	$1.26
Funds Available for Distribution	$14,440	$0.12	$12,525	$0.17	$71,591	$0.67	$57,417	$0.86
Wtd. Avg. Diluted Shares/Units	116,521		72,332		107,319		66,657

The quarter-over-quarter and year-over-year decline in FAD per diluted share is attributable to an elevated level of lease-related gross capital expenditures associated with Parkway's substantial gross leasing activity in 2014. The increase in leasing costs was primarily driven by multiple long-term strategic lease deals within Parkway's Houston, Charlotte and Atlanta markets.

Operational Results

Excluding the impact of fourth-quarter acquisition and disposition activity, fourth quarter occupancy was 89.2% and the portfolio was 91.0% leased, which represents an increase of 10 basis points in occupancy and no change in leased percentage compared to the end of the prior quarter.

Including the impact of fourth-quarter acquisition and disposition activity, occupancy at the end of the fourth quarter 2014 was 88.6%, compared to 89.1% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the fourth quarter 2014 was 90.0%, compared to 91.0% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $32.1 million on a GAAP basis during the fourth quarter 2014, which was an increase of $299,000, or 0.9%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio increased 2.7% to $29.8 million compared to the same period of the prior year.

For the year ended December 31, 2014, Parkway's share of recurring same-store NOI for the Parkway Portfolio was $122.6 million on a GAAP basis, which was an increase of $4.3 million, or 3.6%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio increased 2.6% to $113.0 million compared to the same period of the prior year.

The Company's portfolio GAAP NOI margin was 57.1% at Parkway's share during the fourth quarter 2014, compared to 60.5% during the same period of the prior year. For the full year 2014, the Company's portfolio GAAP NOI margin at Parkway's share was 59.6%, compared to 60.0% during the same period of the prior year.

Leasing Activity

During the fourth quarter 2014, Parkway signed a total of 936,000 square feet of leases at an average rent per square foot of $32.20 and at an average cost of $5.11 per square foot per year. For full-year 2014, the Company signed a total of 3.3 million square feet of leases, at an average rent per square foot of $30.91 and an average cost of $5.36 per square foot per year.

New & Expansion Leasing – During the fourth quarter 2014, Parkway signed 304,000 square feet of new leases at an average rent per square foot of $35.98 and at an average cost of $6.65 per square foot per year. For full-year 2014, the Company signed 968,000 square feet of new leases at an average rent per square foot of $32.42 and at an average cost of $7.13 per square foot per year.

Expansion leases during the quarter totaled 228,000 square feet at an average rent per square foot of $27.51 and at an average cost of $4.61 per square foot per year. Expansion leases for the full-year totaled 420,000 square feet at an average rent per square foot of $29.42 and at an average cost of $5.54 per square foot per year.

Renewal Leasing – Customer retention during the fourth quarter 2014 was 82.6%. The Company signed 404,000 square feet of renewal leases at an average rent per square foot of $32.02, representing a 13.4% rate increase from the expiring rate. The average cost of renewal leases was $4.34 per square foot per year.

Customer retention for the full-year 2014 was 81.7%. The Company signed 1.9 million square feet of renewal leases at an average rent per square foot of $30.46, representing a 12.1% rate increase from the expiring rate. The average cost of renewal leases was $4.53 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
Ending Occupancy	88.6%	89.1%	89.2%	88.5%	88.9%
Customer Retention	82.6%	85.0%	76.9%	80.5%	76.7%
Square Footage of Total Leases Signed (in thousands)	936	978	811	538	572
Average Revenue Per Square Foot of Total Leases Signed	$32.20	$32.27	$30.08	$27.41	$23.32
Average Cost Per Square Foot Per Year of Total Leases Signed	$5.11	$6.98	$4.35	$4.40	$3.53

Acquisition and Disposition Activity

On October 6, 2014, Parkway Properties Office Fund II sold Tempe Town Lake, a parcel of land zoned for a hotel development in Tempe, Arizona, for a gross sale price of $2.0 million. During the fourth quarter of 2014, Fund II recognized a gain of $739,000, of which $221,700 was Parkway's share.

On November 17, 2014, Parkway and The California State Teachers' Retirement System ("CalSTRS") unwound their joint venture that owned five assets located in the central business district of Austin, Texas. As part of the agreement, Parkway acquired CalSTRS' 60% interest in San Jacinto Center and One Congress Plaza, resulting in Parkway's 100% ownership of these two assets, and sold its 40% interest in Frost Bank Tower, 300 West 6th Street and One American Center to CalSTRS. Parkway also received net proceeds of approximately $43.6 million from CalSTRS in connection with the transaction, which were used to partially fund acquisitions. Parkway recognized a gain of $52.8 million during the fourth quarter 2014 in connection with the sale of the Austin assets.

On December 9, 2014, Parkway acquired Corporate Center I, II and III at International Plaza, located in the Westshore submarket of Tampa, Florida, for a gross purchase price of $238.0 million. The acquisition of the Corporate Center assets was funded through a combination of proceeds received from Parkway's September 2014 public offering of common stock and borrowings under the Company's unsecured credit facility. In connection with the closing of the Corporate Center acquisition, Parkway completed the previously announced purchase and subsequent sale of 19 additional office properties located in six states totaling approximately 2.1 million square feet. Parkway sold these 19 office assets, which were not consistent with Parkway's investment strategy, for a gross sale price of $237.0 million.

On December 29, 2014, Parkway sold 525 North Tryon, a 405,000 square foot office property located in Charlotte, North Carolina, for a gross sale price of $60.0 million. During the fourth quarter, Parkway recognized a gain on the sale of 525 North Tryon of $16.1 million in the fourth quarter 2014.

On December 30, 2014, Parkway purchased a leasehold interest in approximately seven acres of developable land and, on December 31, 2014, acquired another approximately 6.5 acres of developable land, each of which is located in Tampa, Florida adjacent to the Company's Corporate Center I, II and III at International Plaza assets. The total purchase price for the two land interests totaled $9.5 million.

Subsequent Events

On January 8, 2015, Parkway acquired One Buckhead Plaza, a 462,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $157.0 million. The 20-story office building, which includes 36,000 square feet of ground floor retail, was 88.6% occupied as of January 8, 2015.

On January 15, 2015, Parkway sold Raymond James Tower, a 337,000 square foot office property located in Memphis, Tennessee. Parkway sold the asset for a gross sale price of $19.3 million and recorded an impairment loss of $11.7 million during the fourth quarter of 2014 as a result of the pending sale. The Company also recorded a loss on extinguishment of debt of $2.1 million in the fourth-quarter 2014 upon the repayment of the Raymond James Tower mortgage principal balance of $7.9 million.

On January 20, 2015, the Company received investment grade credit ratings of Baa3 from Moody's Investors Service and a BBB- from Standard and Poor's Ratings Services. Both credit ratings have a stable outlook.

On January 27, 2015, the Company completed a $200.0 million increase in revolving commitments using the accordion option available under its existing amended, restated and consolidated credit agreement. With this increase, the unsecured revolving credit facility now totals $450.0 million. This increase did not result in any changes to any terms or covenants associated with the unsecured credit facility.

On February 4, 2015, Parkway completed the sale of the Honeywell Building, a 157,000 square foot office property located in Houston, Texas, for a gross sale price of $28.0 million. Parkway expects to recognize a gain of approximately $14.3 million during the first quarter of 2015.

Impairment

On December 15, 2014, Parkway concluded that a non-cash charge was required for the impairment of certain management contracts associated with Eola Capital LLC acquired as part of the Company's combination with Eola in 2011. The impairment relates to termination notices received with respect to certain of the Eola management and leasing agreements. As a result, Parkway recorded a pre-tax impairment charge of $4.8 million in the fourth quarter of 2014.

Capital Structure

At December 31, 2014, the Company had $131.5 million outstanding under its revolving credit facility, $350.0 million outstanding under its unsecured term loans and held $116.2 million in cash and cash equivalents, of which $82.4 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.1 billion at December 31, 2014.

At December 31, 2014, the Company's net debt to EBITDA multiple was 6.1x, using the quarter's annualized EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 5.9x at September 30, 2014, and 6.7x at December 31, 2013. Adjusting for certain nonrecurring realignment costs primarily related to the termination of Henry F. Pratt, III's employment, the Company's net debt to recurring EBITDA multiple was 6.0x. Parkway's stated target leverage range is 5.5x to 6.5x.

Common Dividend

The Company's previously announced fourth quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on December 31, 2014 to stockholders of record as of December 17, 2014.

2015 Outlook

The Company is reiterating its previously announced 2015 FFO outlook range of $1.32 to $1.42 per diluted share for the Parkway Portfolio and EPS range of $0.02 to $0.12 per diluted share for the Parkway Portfolio.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2015	Range
Fully diluted EPS	$0.02 - $0.12
Parkway's share of depreciation and amortization Gain on sale of real estate	$1.42 - $1.42 ($0.12- $0.12)
Reported FFO per diluted share	$1.32 - $1.42
Recurring FFO per diluted share	$1.32 - $1.42

The 2015 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the 2015 outlook are at Parkway's share and dollars and shares are in thousands.

2015 Core Operating Assumptions	2015 Outlook
Recurring cash NOI	$203,000 - $ 209,000
Straight-line rent and amortization of above market rent	$ 47,000 - $ 49,000
Management fee after-tax net income	$ 4,000 - $ 5,000
General and administrative expense	$ 29,500- $ 30,500
Share based compensation expense included in G&A above	$ 5,000 - $ 5,500
Mortgage and credit facilities interest expense	$ 68,000 - $ 70,000
Non-cash loan cost amortization included in interest expense above	$ 2,000 - $ 2,500
Amortization of mortgage interest premium included in interest expense above	$ 9,500 -$ 10,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 64,000 - $ 68,000
Recurring same-store GAAP NOI	2.5% - 3.5%
Portfolio ending occupancy	89.5% - 90.5%
Weighted average annual diluted common shares/units	116,300 - 116,300

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its full-year and fourth quarter earnings conference call on Tuesday, February 10, 2015 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through February 24, 2015, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13599221.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 51 office properties located in eight states with an aggregate of approximately 17.2 million square feet of leasable space at January 1, 2015. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 6.0 million square feet for third-party owners at January 1, 2015.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, gain on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Ted McHugh
Director of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	December 31,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$3,333,900	$2,548,036
Accumulated depreciation	(309,629)	(231,241)
	3,024,271	2,316,795

Condominium units	9,318	19,900
Mortgage loan receivable	3,417	3,502
Investment in unconsolidated joint ventures	55,550	151,162
	3,092,556	2,491,359

Receivables and other assets:
Rents and fees receivable, net	4,032	2,547
Straight line rents receivable	63,236	44,006
Other receivables	20,395	12,253
Unamortized lease costs	129,781	86,479
Unamortized loan costs	10,185	7,624
Escrows and other deposits	28,263	13,701
Prepaid assets	18,426	5,255
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	1,131	2,021
Deferred tax asset - non-current	5,040	—
Other assets	978	1,048
Land available for sale	250	250
Intangible assets, net	185,488	166,756
Assets held for sale	24,079	16,260
Management contracts,net	1,133	13,764
Cash and cash equivalents	116,241	58,678
Total assets	$3,704,714	$2,925,501

Liabilities
Notes payable to banks	$481,500	$303,000
Mortgage notes payable	1,339,450	1,097,493
Accounts payable and other liabilities:
Corporate payables	11,854	5,486
Deferred tax liability - non-current	470	11
Accrued payroll	3,210	3,081
Fair value of interest rate swaps	11,077	8,429
Interest payable	6,158	5,249
Property payables:
Accrued expenses and accounts payable	43,359	51,572
Accrued property taxes	25,652	16,529
Prepaid rents	16,311	16,923
Deferred revenue	105	654
Security deposits	7,964	4,991
Unamortized below market leases	76,253	75,996
Liabilities related to assets held for sale	2,035	566
Total liabilities	2,025,398	1,589,980

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,127,386 and 87,222,221 shares issued and
outstanding in 2014 and 2013, respectively	111	87
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,842,581	1,428,026
Accumulated other comprehensive loss	(6,166)	(2,179)
Accumulated deficit	(443,757)	(409,338)
Total Parkway Properties, Inc. stockholders' equity	1,392,773	1,016,600
Noncontrolling interests	286,543	318,921
Total equity	1,679,316	1,335,521
Total liabilities and equity	$3,704,714	$2,925,501

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues
Income from office and parking properties	$114,995	$72,623	$418,007	$273,434
Management company income	5,569	4,843	22,140	18,145
Sale of condominium units	5,818	—	16,554	—
Total revenues	126,382	77,466	456,701	291,579

Expenses
Property operating expense	48,468	28,625	168,071	108,867
Management company expenses	4,915	5,409	20,280	19,399
Cost of sales - condominium units	4,485	15	13,199	15
Depreciation and amortization	51,213	30,427	182,955	118,031
Impairment loss on real estate	11,700	—	11,700	—
Impairment loss on management contracts	4,750	—	4,750	—
General and administrative	6,523	7,382	32,660	25,653
Acquisition costs	1,200	10,347	3,463	13,126
Total expenses	133,254	82,205	437,078	285,091

Operating income (loss)	(6,872)	(4,739)	19,623	6,488

Other income and expenses
Interest and other income	561	1,617	1,452	2,236
Equity in earnings (loss) of unconsolidated joint ventures	(185)	(295)	(967)	178
Gain on sale of in-substance real estate	—	—	6,289	—
Gain on sale of real estate	69,714	—	76,378	—
Loss on extinguishment of debt	(2,066)	—	(2,405)	—
Interest expense	(17,514)	(12,609)	(66,095)	(45,622)

Income (loss) before income taxes	43,638	(16,026)	34,275	(36,720)

Income tax benefit (expense)	624	(327)	(139)	1,405

Income (loss) from continuing operations	44,262	(16,353)	34,136	(35,315)
Discontinued operations:
Loss from discontinued operations	(10)	(1,684)	(391)	(9,215)
Gain on sale of real estate from discontinued operations	—	20,406	10,463	32,493
Total discontinued operations	(10)	18,722	10,072	23,278

Net income (loss)	44,252	2,369	44,208	(12,037)
Net (income) loss attributable to noncontrolling interests - unit holders	(2,147)	288	(2,089)	291
Net (income) loss attributable to noncontrolling interests - real estate partnerships	323	(11,214)	824	(7,904)

Net income (loss) for Parkway Properties, Inc.	42,428	(8,557)	42,943	(19,650)
Dividends on preferred stock	—	—	—	(3,433)
Dividends on preferred stock redemption	—	—	—	(6,604)
Net income (loss) attributable to common stockholders	$42,428	$(8,557)	$42,943	$(29,687)

Net income (loss) per common share attributable to Parkway Properties, Inc.
Basic:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$0.38	$(0.20)	$0.33	$(0.60)
Discontinued operations	—	0.08	0.09	0.15
Basic net income (loss) attributable to Parkway Properties, Inc.	$0.38	$(0.12)	$0.42	$(0.45)
Diluted:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$0.38	$(0.20)	$0.33	$(0.60)
Discontinued operations	—	0.08	0.09	0.15
Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.38	$(0.12)	$0.42	$(0.45)

Weighted average shares outstanding
Basic	111,076	71,221	101,913	66,336
Diluted	116,521	71,221	107,319	66,336

Amounts attributable to Parkway Properties, Inc. common stockholders
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$42,437	$(14,369)	$33,223	$(39,522)
Discontinued operations	(9)	5,812	9,720	9,835
Net income (loss) attributable to common stockholders	$42,428	$(8,557)	$42,943	$(29,687)

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME (LOSS) AT PARKWAY'S SHARE
(In thousands, except per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$42,428	$(8,557)	$42,943	$(19,650)

Adjustments to net income (loss) for Parkway Properties, Inc.:
Preferred dividends	—	—	—	(3,433)
Dividends on preferred stock redemption	—	—	—	(6,604)
Depreciation and amortization	48,516	26,047	179,797	97,888
Noncontrolling interest - unit holders	2,147	(288)	2,089	(291)
Impairment loss on depreciable real estate	11,700	—	11,700	10,200
Gain on sale of real estate and in-substance real estate	(69,197)	—	(82,150)	—
Gain on sale of real estate - discontinued operations	—	(6,121)	(10,463)	(18,209)
Funds from operations	$35,594	$11,081	$143,916	$59,901

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(539)	(162)	(1,443)	(1,211)
Loss on early extinguishment of debt	2,066	645	2,405	1,216
Acquisition costs	1,200	10,347	3,463	13,122
Impairment loss on management contracts, net of tax	2,905	—	2,905	—
Non-cash adjustment for interest rate swap	(56)	—	(19)	(630)
Dividends on preferred stock redemption	—	—	—	6,604
Realignment expenses	881	850	6,016	4,945
Recurring funds from operations	$42,051	$22,761	$157,243	$83,947

Funds available for distribution
Funds from operations	$35,594	$11,081	$143,916	$59,901
Add (Deduct):
Straight-line rents	(5,692)	(3,623)	(22,310)	(10,888)
Amortization of above (below) market leases	(4,776)	(443)	(14,653)	(197)
Amortization of share-based compensation	1,400	2,408	8,238	5,730
Acquisition costs	1,200	10,347	3,463	13,122
Amortization of loan costs	681	547	2,712	2,194
Impairment loss on management contracts, net of tax	2,905	—	2,905	—
Non-cash adjustment for interest rate swap	(56)	—	(19)	(630)
Dividends on preferred stock redemption	—	—	—	6,604
Loss on early extinguishment of debt	2,066	645	2,405	1,216
Amortization of mortgage interest premium	(2,794)	—	(10,046)	—
Recurring capital expenditures: (1)
Building improvements	(2,913)	(1,395)	(9,510)	(4,325)
Tenant improvements - new leases	(1,227)	(1,366)	(11,902)	(2,711)
Tenant improvements - renewal leases	(2,135)	(1,335)	(5,377)	(4,402)
Leasing costs - new leases	(3,138)	(3,549)	(5,820)	(4,302)
Leasing costs - renewal leases	(6,675)	(792)	(12,411)	(3,895)
Total recurring capital expenditures	(16,088)	(8,437)	(45,020)	(19,635)
Funds available for distribution	$14,440	$12,525	$71,591	$57,417

Diluted per common share/unit information (**)
FFO per share	$0.31	$0.15	$1.34	$0.90
Recurring FFO per share	$0.36	$0.31	$1.47	$1.26
FAD per share	$0.12	$0.17	$0.67	$0.86
Dividends paid	$0.1875	$0.1875	$0.75	$0.64
Dividend payout ratio for FFO	60.5%	130.0%	56.0%	70.9%
Dividend payout ratio for recurring FFO	52.1%	60.5%	51.0%	50.6%
Dividend payout ratio for FAD	156.3%	110.3%	111.9%	74.0%

Other supplemental information
Recurring capital expenditures	$16,088	$8,437	$45,020	$19,635
Upgrades on acquisitions	24,586	6,098	56,938	21,267
Total real estate improvements and leasing costs (1)	$40,674	$14,535	$101,958	$40,902

**Information for diluted computations:
Basic common shares/units outstanding	116,276	72,175	107,113	66,598
Dilutive effect of other share equivalents	245	157	206	59
Diluted weighted average shares/units outstanding	116,521	72,332	107,319	66,657

(1) Development costs related to Hayden Ferry III are not included in these amounts.

PARKWAY PROPERTIES, INC.
EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

Net income (loss) for Parkway Properties, Inc.	$42,428	$(485)	$(9,845)	$10,845	$(8,557)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	15,910	16,407	16,531	14,738	9,399
Amortization of financing costs	681	613	1,108	574	547
Non-cash adjustment for interest rate swap	(56)	(84)	121	—	—
Loss on early extinguishment of debt	2,066	—	339	—	645
Noncontrolling interest - unit holders	2,147	—	—	—	—
Acquisition costs	1,200	1,129	489	645	10,347
Depreciation and amortization	48,516	46,431	44,595	40,370	26,047
Amortization of share-based compensation	1,400	2,103	2,247	2,489	2,408
Gain on sale of real estate and other assets	(69,197)	(6,664)	—	(16,752)	(6,122)
Impairment loss on real estate	11,700	—	—	—	—
Impairment loss on management contracts, net of tax	2,905	—	—	—	—
Tax expense	1,221	164	257	341	326
EBITDA	$60,921	$59,614	$55,842	$53,250	$35,040

Interest coverage ratio	3.8	3.6	3.4	3.6	3.7

Fixed charge coverage ratio	3.2	3.2	2.9	3.1	3.2

Capitalization information
Mortgage notes payable at Parkway's share	$1,124,860	$1,157,129	$1,159,252	$1,141,546	$1,102,295
Notes payable to banks	481,500	350,000	377,000	245,000	303,000
Parkway's share of total debt	1,606,360	1,507,129	1,536,252	1,386,546	1,405,295
Less: Parkway's share of cash	(82,353)	(104,661)	(57,444)	(128,711)	(39,354)
Parkway's share of net debt	1,524,007	1,402,468	1,478,808	1,257,835	1,365,941

Shares of common stock and operating units outstanding	116,327	114,777	104,469	104,275	92,336
Stock price per share at period end	$18.39	$18.78	$20.65	$18.25	$19.29
Market value of common equity	$2,139,254	$2,155,512	$2,157,285	$1,903,019	$1,781,161
Total market capitalization (including net debt)	$3,663,261	$3,557,980	$3,636,093	$3,160,854	$3,147,102
Net debt as a percentage of market capitalization	41.6%	39.4%	40.7%	39.8%	43.4%

EBITDA - annualized	$243,684	$238,456	$223,368	$212,999	$140,160
Adjustment to annualized investment activities (1)	8,194	1,015	787	1,813	62,834
EBITDA - adjusted annualized	$251,878	$239,471	$224,155	$214,812	$202,994
Net debt to EBITDA multiple	6.1	5.9	6.6	5.9	6.7

EBITDA	$60,921	$59,614	$55,842	$53,250	$35,040
Realignment expenses	881	1,091	1,870	2,174	850
Recurring EBITDA (2)	61,802	60,705	57,712	55,424	35,890
Recurring EBITDA - annualized	247,208	242,820	230,848	221,695	143,560
Adjustment to annualized investment activities (1)	8,194	1,015	787	1,813	62,834
Recurring EBITDA - adjusted annualized	$255,402	$243,835	$231,635	$223,508	$206,394
Net debt to recurring EBITDA multiple	6.0	5.8	6.4	5.6	6.6

(1) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.
(2) Recurring EBITDA is adjusted to reflect the impact of realignment expenses.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(In thousands, except number of properties data)
				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2014	2013	2014	2013

Same-store properties:
Wholly owned	8,183	26	42.7%	$28,379	$28,091	90.3%	87.6%
Fund II	2,477	7	17.0%	11,303	10,895	95.7%	94.6%
Total same-store properties	10,660	33	59.6%	$39,682	$38,986	91.6%	89.2%
Net operating income from all
office and parking properties	17,169	51	100.0%	$66,527	$43,998

(1) Percentage of portfolio based on net operating income for the three months ended December 31, 2014.

The following table is a reconciliation of net income (loss) to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended		Year Ended
				December 31,		December 31,
				2014	2013	2014	2013

Net income (loss) for Parkway Properties, Inc.				$42,428	$(8,557)	$42,943	$(19,650)
Add (deduct):
Interest expense				17,514	12,609	66,095	45,622
Loss on extinguishment of debt				2,066	—	2,405	—
Depreciation and amortization				51,213	30,427	182,955	118,031
Management company expenses				4,915	5,409	20,280	19,399
Income tax expense (benefit)				(624)	327	139	(1,405)
General and administrative expenses				6,523	7,382	32,660	25,653
Acquisition costs				1,200	10,347	3,463	13,126
Equity in loss (earnings) of unconsolidated joint ventures				185	295	967	(178)
Sale of condominium units				(5,818)	—	(16,554)	—
Cost of sales - condominium units				4,485	15	13,199	15
Net loss attributable to noncontrolling interests				1,824	10,926	1,265	7,613
Loss from discontinued operations				10	1,684	391	9,215
Gain on sale of real estate from discontinued operations				—	(20,406)	(10,463)	(32,493)
Gain on sale of real estate				(69,714)	—	(76,378)	—
Gain on sale of in-substance real estate				—	—	(6,289)	—
Impairment loss on real estate				11,700	—	11,700	—
Impairment loss on management contracts				4,750	—	4,750	—
Management company income				(5,569)	(4,843)	(22,140)	(18,145)
Interest and other income				(561)	(1,617)	(1,452)	(2,236)
Net operating income from consolidated office and parking properties				66,527	43,998	249,936	164,567
Less: Net operating income from non same-store properties				(26,845)	(5,012)	(95,291)	(14,887)
Same-store net operating income (SSNOI)				39,682	38,986	154,645	149,680
Less: non-recurring lease termination fee income				(458)	(160)	(686)	(1,338)
Recurring SSNOI				$39,224	$38,826	$153,959	$148,342

Parkway's share of SSNOI				$32,570	$31,992	$123,224	$119,501

Parkway's share of recurring SSNOI				$32,133	$31,834	$122,565	$118,273

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(In thousands)
	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$48,193	$46,629	$1,564	3.4%	$48,193	$46,629	$1,564	3.4%
Fund II	17,787	17,646	141	0.8%	4,747	4,707	40	0.8%
Unconsolidated joint ventures	—	—	—	—%	1,565	1,269	296	23.3%
Total same-store GAAP revenue	65,980	64,275	1,705	2.7%	54,505	52,605	1,900	3.6%
Expenses
Wholly-owned properties	19,814	18,538	1,276	6.9%	19,814	18,538	1,276	6.9%
Fund II	6,484	6,751	(267)	(4.0)%	1,694	1,763	(69)	(3.9)%
Unconsolidated joint ventures	—	—	—	—%	427	312	115	—%
Total same-store GAAP expenses	26,298	25,289	1,009	4.0%	21,935	20,613	1,322	6.4%
NOI - GAAP	$39,682	$38,986	$696	1.8%	$32,570	$31,992	$578	1.8%
Net margin - GAAP	60.1%	60.7%	(0.6)%		59.8%	60.8%	(1.0)%

Acquisitions
Revenues
Wholly-owned properties	$44,966	$3,504	$41,462		$44,966	$3,504	$41,462
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP revenue	44,966	3,504	41,462		44,966	3,504	41,462
Expenses
Wholly-owned properties	20,300	711	19,589		20,300	711	19,589
Fund II	23	—	23		17	—	17
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP expenses	20,323	711	19,612		20,317	711	19,606
NOI	$24,643	$2,793	$21,850		$24,649	$2,793	$21,856
Net margin	54.8%	79.7%	(24.9)%		54.8%	79.7%	(24.9)%

Office assets sold
Revenues
Wholly-owned properties	$3,935	$4,784	$(849)		$3,935	$4,784	$(849)
Fund II	114	60	54		35	18	17
Unconsolidated joint ventures	—	—	—		4,827	1,051	3,776
Total sold properties GAAP revenue	4,049	4,844	(795)		8,797	5,853	2,944
Expenses
Wholly-owned properties	1,854	2,610	(756)		1,854	2,610	(756)
Fund II	(7)	15	(22)		(3)	5	(8)
Unconsolidated joint ventures	—	—	—		2,293	539	1,754
Total sold properties GAAP expenses	1,847	2,625	(778)		4,144	3,154	990
NOI	$2,202	$2,219	$(17)		$4,653	$2,699	$1,954

Total portfolio
Revenues
Wholly-owned properties	$97,094	$54,917	$42,177		$97,094	$54,917	$42,177
Fund II	17,901	17,706	195		4,782	4,725	57
Unconsolidated joint ventures	—	—	—		6,392	2,320	4,072
Total revenues	$114,995	$72,623	$42,372		$108,268	$61,962	$46,306

Expenses
Wholly-owned properties	41,968	21,859	20,109		41,968	21,859	20,109
Fund II	6,500	6,766	(266)		1,708	1,768	(60)
Unconsolidated joint ventures	—	—	—		2,720	851	1,869
Total expenses	$48,468	$28,625	$19,843		$46,396	$24,478	$21,918

NOI	$66,527	$43,998	$22,529		$61,872	$37,484	$24,388
Net margin	57.9%	60.6%			57.1%	60.5%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(In thousands)
	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$65,980	$64,275	$1,705	2.7%	$54,505	$52,605	$1,900	3.6%
Non-recurring lease termination fee income	(458)	(160)	(298)	186.3%	(437)	(158)	(279)	176.6%
Recurring same-store revenue	65,522	64,115	1,407	2.2%	54,068	52,447	1,621	3.1%
Total same-store expenses	26,298	25,289	1,009	4.0%	21,935	20,613	1,322	6.4%
Recurring NOI - GAAP	$39,224	$38,826	$398	1.0%	$32,133	$31,834	$299	0.9%
Recurring net margin - GAAP	59.9%	60.6%	(0.7)%		59.4%	60.7%	(1.3)%

Same-store assets cash NOI:
Total same-store GAAP revenue	$65,980	$64,275	$1,705	2.7%	$54,505	$52,605	$1,900	3.6%
Amortization of above (below) market leases	627	679	(52)	(7.7)%	331	494	(163)	(33.0)%
Straight-line rents	(2,293)	(3,593)	1,300	(36.2)%	(2,616)	(3,270)	654	(20.0)%
Total same-store cash revenue	64,314	61,361	2,953	4.8%	52,220	49,829	2,391	4.8%
Total same-store expenses	26,298	25,289	1,009	4.0%	21,935	20,613	1,322	6.4%
NOI - cash	$38,016	$36,072	$1,944	5.4%	$30,285	$29,216	$1,069	3.7%
Net margin - cash	59.1%	58.8%	0.3%		58.0%	58.6%	(0.6)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$64,314	$61,361	$2,953	4.8%	$52,220	$49,829	$2,391	4.8%
Non-recurring lease termination fee income	(458)	(160)	(298)	186.3%	(437)	(158)	(279)	176.6%
Recurring same-store cash revenue	63,856	61,201	2,655	4.3%	51,783	49,671	2,112	4.3%
Total same-store expenses	26,298	25,289	1,009	4.0%	21,935	20,613	1,322	6.4%
Recurring NOI - cash	$37,558	$35,912	$1,646	4.6%	$29,848	$29,058	$790	2.7%
Recurring net margin - cash	58.8%	58.7%	0.1%		57.6%	58.5%	(0.9)%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
YEAR ENDED DECEMBER 31, 2014 AND 2013
(In thousands)
	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$181,221	$176,918	$4,303	2.4%	$181,221	$176,918	$4,303	2.4%
Fund II	72,114	70,527	1,587	2.3%	19,224	18,739	485	2.6%
Unconsolidated joint ventures	—	—	—	—%	2,405	2,140	265	12.4%
Total same-store GAAP revenue	253,335	247,445	5,890	2.4%	202,850	197,797	5,053	2.6%
Expenses
Wholly-owned properties	72,295	71,035	1,260	1.8%	72,295	71,035	1,260	1.8%
Fund II	26,395	26,730	(335)	(1.3)%	6,904	6,949	(45)	(0.6)%
Unconsolidated joint ventures	—	—	—	—%	427	312	115	—%
Total same-store GAAP expenses	98,690	97,765	925	0.9%	79,626	78,296	1,330	1.7%
NOI - GAAP	$154,645	$149,680	$4,965	3.3%	$123,224	$119,501	$3,723	3.1%
Net margin - GAAP	61.0%	60.5%	0.5%		60.7%	60.4%	0.3%

Acquisitions
Revenues
Wholly-owned properties	$145,892	$6,182	$139,710		$145,892	$6,182	$139,710
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		3,933	223	3,710
Total acquisitions GAAP revenue	145,892	6,182	139,710		149,825	6,405	143,420
Expenses
Wholly-owned properties	60,055	1,489	58,566		60,055	1,489	58,566
Fund II	77	—	77		53	—	53
Unconsolidated joint ventures	—	—	—		1,152	—	1,152
Total acquisitions GAAP expenses	60,132	1,489	58,643		61,260	1,489	59,771
NOI	$85,760	$4,693	$81,067		$88,565	$4,916	$83,649
Net margin	58.8%	75.9%	(17.1)%		59.1%	76.8%	(17.7)%

Office assets sold
Revenues
Wholly-owned properties	$18,780	$19,751	$(971)		$18,780	$19,751	$(971)
Fund II	—	56	(56)		—	17	(17)
Unconsolidated joint ventures	—	—	—		34,407	1,051	33,356
Total sold properties GAAP revenue	18,780	19,807	(1,027)		53,187	20,819	32,368
Expenses
Wholly-owned properties	9,086	9,602	(516)		9,086	9,602	(516)
Fund II	163	11	152		54	4	50
Unconsolidated joint ventures	—	—	—		14,052	539	13,513
Total sold properties GAAP expenses	9,249	9,613	(364)		23,192	10,145	13,047
NOI	$9,531	$10,194	$(663)		$29,995	$10,674	$19,321

Total portfolio
Revenues
Wholly-owned properties	$345,893	$202,851	$143,042		$345,893	$202,851	$143,042
Fund II	72,114	70,583	1,531		19,224	18,756	468
Unconsolidated joint ventures	—	—	—		40,745	3,414	37,331
Total revenues	$418,007	$273,434	$144,573		$405,862	$225,021	$180,841

Expenses
Wholly-owned properties	141,436	82,126	59,310		141,436	82,126	59,310
Fund II	26,635	26,741	(106)		7,011	6,953	58
Unconsolidated joint ventures	—	—	—		15,631	851	14,780
Total expenses	$168,071	$108,867	$59,204		$164,078	$89,930	$74,148

NOI	$249,936	$164,567	$85,369		$241,784	$135,091	$106,693
Net margin	59.8%	60.2%			59.6%	60.0%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
YEAR ENDED DECEMBER 31, 2014 AND 2013
(In thousands)
	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$253,335	$247,445	$5,890	2.4%	$202,850	$197,797	$5,053	2.6%
Non-recurring lease termination fee income	(686)	(1,338)	652	(48.7)%	(659)	(1,228)	569	(46.3)%
Recurring same-store revenue	252,649	246,107	6,542	2.7%	202,191	196,569	5,622	2.9%
Total same-store expenses	98,690	97,765	925	0.9%	79,626	78,296	1,330	1.7%
Recurring NOI - GAAP	$153,959	$148,342	$5,617	3.8%	$122,565	$118,273	$4,292	3.6%
Recurring net margin - GAAP	60.9%	60.3%	0.6%		60.6%	60.2%	0.4%

Same-store assets cash NOI:
Total same-store GAAP revenue	$253,335	$247,445	$5,890	2.4%	$202,850	$197,797	$5,053	2.6%
Amortization of above (below) market leases	2,402	3,647	(1,245)	(34.1)%	1,367	2,461	(1,094)	(44.5)%
Straight-line rents	(12,188)	(14,096)	1,908	(13.5)%	(10,908)	(10,611)	(297)	2.8%
Total same-store cash revenue	243,549	236,996	6,553	2.8%	193,309	189,647	3,662	1.9%
Total same-store expenses	98,690	97,765	925	0.9%	79,626	78,296	1,330	1.7%
NOI - cash	$144,859	$139,231	$5,628	4.0%	$113,683	$111,351	$2,332	2.1%
Net margin - cash	59.5%	58.7%	0.8%		58.8%	58.7%	0.1%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$243,549	$236,996	$6,553	2.8%	$193,309	$189,647	$3,662	1.9%
Non-recurring lease termination fee income	(686)	(1,338)	652	(48.7)%	(659)	(1,228)	569	(46.3)%
Recurring same-store cash revenue	242,863	235,658	7,205	3.1%	192,650	188,419	4,231	2.2%
Total same-store expenses	98,690	97,765	925	0.9%	79,626	78,296	1,330	1.7%
Recurring NOI - cash	$144,173	$137,893	$6,280	4.6%	$113,024	$110,123	$2,901	2.6%
Recurring net margin - cash	59.4%	58.5%	0.9%		58.7%	58.4%	0.3%